As filed with the Securities and Exchange Commission on December 14, 2006

Registration No. 333-52874

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WINN-DIXIE STORES, INC.

(and the subsidiaries named in the “Table of Additional Registrants”)

(Exact name of registrant as specified in its charter)

FLORIDA	59-0514290
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5050 Edgewood Court

Jacksonville, Florida 32254-3699

(904) 783-5000

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

LAURENCE B. APPEL

Senior Vice President, General Counsel and Secretary

5050 Edgewood Court

Jacksonville, Florida 32254-3699

(904) 783-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

Jeffrey M. Stein, Esq.

King & Spalding LLP

1180 Peachtree Street, N.E.

Atlanta, Georgia 30309-3521

(404) 572-4600

Approximate date of commencement of proposed sale to the public: Winn Dixie Stores, Inc. and certain subsidiaries named in the “Table of Additional Registrants” are amending this registration statement to deregister $700,000,000 aggregate principal amount of debt securities.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If the only securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

THIS POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(C) OF THE SECURITIES ACT OF 1933, AS AMENDED, ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION MAY DETERMINE.

DEREGISTRATION OF SECURITIES

Winn-Dixie Stores, Inc. and the subsidiaries named in the “Table of Additional Registrants” are filing this Post-Effective Amendment No. 1 to their Registration Statement on Form S-3 (File No. 333-52874) in order to deregister $700,000,000 aggregate principal amount of debt securities which were originally registered under the Securities Act of 1933 for issuance in one or more offerings and remain unsold.

TABLE OF ADDITIONAL REGISTRANTS

The following entities, which were listed in the “Table of Additional Registrants” on the original Registration Statement, have been dissolved or merged into other subsidiaries:

Subsidiary	State of Organization	IRS Employer Identification No.
Astor Products, Inc.	Florida	59-0858632

Crackin’ Good, Inc.	Florida	59-3652948

Dixie Packers, Inc.	Florida	59-1288553

Monterey Canning Co.	California	59-0875338

Winn-Dixie Charlotte, Inc.	Florida	59-3264623

Winn-Dixie Louisiana, Inc.	Florida	72-0488573

Accordingly, the following subsidiaries of Winn-Dixie Stores, Inc. are co-registrants under this Post-Effective Amendment No. 1 to the Registration Statement:

Subsidiary	State of Organization	IRS Employer Identification No.
Deep South Products, Inc.	Florida	59-0855905

Winn-Dixie Logistics, Inc.	Florida	59-3652949

Winn-Dixie Montgomery, Inc.	Florida	59-1212119

Winn-Dixie Procurement, Inc.	Florida	59-3652951

Winn-Dixie Raleigh, Inc.	Florida	56-0670665

SIGNATURES

Pursuant to the requirements of the Securities Act and Rule 478 thereunder, each registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville and State of Florida, on the 13th day of December, 2006.

Winn-Dixie Stores, Inc.

By:	/s/ Peter L. Lynch
Peter L. Lynch President and Chief Executive Officer

Deep South Products, Inc.

By:	/s/ Thomas Robbins
Thomas Robbins President

Winn-Dixie Logistics, Inc.

By:	/s/ Chris Scott
Chris Scott President

Winn-Dixie Montgomery, Inc.

By:	/s/ Frank Eckstein
Frank Eckstein President

Winn-Dixie Procurement, Inc.

By:	/s/ Thomas Robbins
Thomas Robbins President

Winn-Dixie Raleigh, Inc.

By:	/s/ Frank Eckstein
Frank Eckstein President

4